Exhibit 10.2

THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

8% CONVERTIBLE UNSECURED PROMISSORY NOTE DUE MARCH , 2020

OF

AMERI HOLDINGS, INC.

Original Issuance Date: March , 2017	Original Principal Amount: $_______
Princeton, New Jersey

THIS NOTE (this “Note”) is duly authorized and issued by Ameri Holdings, Inc., a Delaware corporation (the “Company”), and designated as the Company’s 8% Convertible Unsecured Promissory Note in the original principal amount of [AMOUNT] U.S. Dollars ($ ). All principal and unpaid interest under this Note shall become due and payable on March , 2020 (the “Maturity Date”).

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of [NAME], or his registered assigns or successors-in-interest (the “Holder”), the principal sum of [AMOUNT] U.S. Dollars ($ ) together with all accrued but unpaid interest thereon, if any, on the Maturity Date, in accordance with the terms hereof. Interest on the unpaid principal balance hereof shall accrue at the rate of 8% per annum from the original date of issuance, March __, 2017 (the “Issuance Date”), until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by redemption in accordance with the terms hereof or of the other Transaction Documents. Interest on this Note shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof. Notwithstanding anything to the contrary contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 3(a), at the rate (the “Default Rate”) equal to the lower of ten percent (10%) per annum or the highest rate permitted by law. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

Except as otherwise provided herein, all payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. This Note may be prepaid in whole or in part at any time without penalty. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Securities Purchase Agreement, dated as of the Issuance Date, pursuant to which the Note was originally issued (the “Purchase Agreement”). For purposes hereof, the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, State of New York are authorized or required by law or executive order to remain closed.

“Conversion Price” shall mean (i) in the event that any registration statement for the public offering of Common Stock filed by the Company with the SEC in connection with an uplisting to a national stock exchange is declared effective by the SEC on or prior to December 31, 2017, such price per share that is equal to 68% of the price per share of Common Stock offered and sold pursuant to such registration statement, or (ii) if no such registration statement is declared effective by December 31, 2017, such price per share that is equal to the weighted average closing price per share of the Company’s Common Stock for the 20 trading days immediately preceding December 31, 2017, in either case as adjusted as set forth herein.

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

“Conversion Shares” means the shares of Common Stock into which this Note is convertible in accordance with the terms hereof.

“Debt” shall mean indebtedness of any kind.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Transaction Documents but not previously paid or added to the Principal Amount.

“Principal Market” shall mean the principal market, exchange, or quotation service on which the Common Stock is then listed or quoted for trading.

“Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Trading Day” shall mean a day on which there is trading on the Principal Market.

The following terms and conditions shall apply to this Note:

Section 1.        Payments of Principal and Interest.

(a)     Interest Payments. The Company shall pay all accrued but unpaid interest on the Principal Amount of this Note (the “Annual Amount”), on the first, second and third anniversaries of the Issuance Date beginning on March , 2018. The Annual Amount shall be paid in cash.

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(b)     Payment of Principal. Subject to the provisions hereof, including, without limitation, the right to obtain prepayment of the Principal Amount provided herein, the Principal Amount of this Note shall be due and payable on the Maturity Date. Payment of the Principal Amount shall be effected in cash.

(c)     Prepayment of Principal. On or after March , 2018, the Company shall have the right, but not the obligation, to prepay, in full or in part, at par the Principal Amount provided herein, along with all accrued but unpaid interest as of the intended date of such prepayment. The Company shall provide the Holder with 10 Business Days prior notice of its election to prepay all or a portion of the Principal Amount, and following such notice the Holder shall have such 10 Business Day period to convert such portion of the Principal Amount to be prepaid into shares of Common Stock pursuant to the conversion terms set forth herein.

(d)     Taxes. The Company may withhold and pay over to the relevant authorities any appropriate tax or other legally required withholdings from any interest payment to be made to the Holder to the extent that such withholding is required by the Internal Revenue Code or any other applicable law, rule, or regulation.

Section 2.        Subordinate Status. The obligations of the Company hereunder shall rank junior to and be subordinate to all other Qualified Credit Facility Debt of the Company, whether now or hereinafter existing, as set forth in Section 3.1 of the Purchase Agreement.

THIS 8% CONVERTIBLE UNSECURED NOTE IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT IN FAVOR OF STERLING NATIONAL BANK, WHICH SUBORDINATION AGREEMENT IS INCORPORATED HEREIN BY REFERENCE. NOTWITHSTANDING ANY CONTRARY STATEMENT CONTAINED IN THE WITHIN THIS 8% CONVERTIBLE UNSECURED NOTE, NO PAYMENT ON ACCOUNT OF PRINCIPAL OR INTEREST THEREOF SHALL BECOME DUE OR BE PAID EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH SUBORDINATION AGREEMENT.

Section 3.        Defaults and Remedies.

(a)     Events of Default. An “Event of Default” is: (i) a default in payment of the Principal Amount, when due, or failure to pay any accrued but unpaid interest thereon of the Note within five (5) Business Days after the date such interest payment is due; (ii) a default in the timely issuance of the Conversion Shares upon and in accordance with the terms hereof (where for purposes of this Note, the term timely shall mean within ten (10) days following the conversion date) (iii) failure by the Company for thirty (30) days after written notice has been received by the Company to comply with any other material provision of the Note, the Purchase Agreement or the Transaction Documents, (iv) a material breach by the Company of its representations or warranties in the Purchase Agreement or Transaction Documents that remains uncured for thirty (30) business days after notice to the Company; or (v) if the Company or any of its subsidiaries is subject to any Bankruptcy Event. “Bankruptcy Event” means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 30 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 30 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

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(b)     Remedies. If an Event of Default occurs and is continuing with respect to the Note, the Holder may declare all of the then outstanding Principal Amount of this Note, including any interest due thereon, to be due and payable immediately. The Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within two (2) days of Holder’s request. The remedies under this Note shall be cumulative.

Section 4.        Certain Negative Covenants. The Company hereby covenants and agrees that, for so long as the Note remains outstanding, unless the Holder shall otherwise consent in writing, the Company shall not, and shall not permit any subsidiary to, directly or indirectly after the date hereof declare, pay or make any dividend or distribution on any Common Stock, other than dividends or distributions payable in its stock, or Convertible Securities, or split-ups or reclassifications of its stock into additional or other shares of its stock.

Section 5.        Conversion.

(a)     Conversion by Holder. From and after the earlier of (i) December 31, 2017 and (ii) the date of effectiveness of any registration statement for the public offering of Common Stock filed by the Company with the SEC in connection with an uplisting to a national stock exchange and subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at Holder’s option, at any time and from time to time to convert, in part or in whole, the outstanding Principal Amount and all accrued and unpaid interest under this Note into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at the then applicable Conversion Price, by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile (with the original mailed on the same date by certified or registered mail, postage prepaid and return receipt requested). The Conversion Notice shall specify a date for the conversion to be effective, which date shall be no earlier than the date on which the Conversion Notice is delivered (the “Conversion Date”), and the Conversion Notice shall be irrevocable when delivered.

(b)     Conversion Procedures. Upon conversion of this Note pursuant to this Section 5, the outstanding Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount being converted by the then applicable Conversion Price and any accrued but unpaid interest shall be paid in cash. The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates which shall be free of restrictive legends and trading restrictions (assuming that the Registration Statement has been declared effective), representing the number of shares of Common Stock being acquired upon the conversion of this Note.

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(c)     Conversion Price Adjustments.

          (i)     Stock Dividends, Splits and Combinations. If the Company or any of its subsidiaries, at any time while the Note is outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities but excluding any stockholder rights granted pursuant to a poison pill) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, (C) combine outstanding Common Stock into a smaller number of shares, or (D) issues new securities by reclassification of the shares of Common Stock of the Company, then, and in each such case, the Conversion Price in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the Holder shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such Holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had such Note been surrendered for conversion immediately prior to the occurrence of such event or record date therefore, whichever is earlier. Any adjustment made pursuant to this Section 5(c) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

          (ii)     Distributions. If the Company or any of its subsidiaries, at any time while the Note is outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 5(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to the Holder of this Note the amount of such indebtedness, assets, cash or rights or warrants which the Holder of this Note would have received had this Note been converted into Common Stock at the then applicable the Conversion Price immediately prior to the record date for such distribution.

          (iii)     Rounding of Adjustments. All calculations under this Section 5(c) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

          (iv)     Notice of Adjustments. Whenever the Conversion Price is adjusted pursuant to this Section 5(c), the Company shall promptly deliver to the Holder of this Note, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

          (v)     Fundamental Changes. In case any transaction or event (including, without limitation, any merger, consolidation, combination, recapitalization, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation) shall occur in which all or substantially all outstanding shares of Common Stock are converted into or exchanged or acquired for or constitute the right to receive stock, or other securities, cash, property or assets (each, “Fundamental Change”), the Holder of this Note outstanding immediately prior to the occurrence of such Fundamental Change shall have the right upon any subsequent conversion to receive the kind and amount of stock, other securities, cash, property or assets that such holder would have received if such share had been converted immediately prior to such Fundamental Change.

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(d)     Reservation and Issuance of Conversion Shares. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder of this Note, not less than such number of shares of Common Stock as shall be issuable (taking into account the adjustments under this Section 5) upon the conversion of this Note hereunder in Common Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

(e)     No Fractions. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock at such time. If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f)     Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(g)     Cancellation. After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) has been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

Section 6.        General.

(a)     Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys’ fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

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(b)     Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)     Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

(d)     Assignment, etc. The Holder may assign or transfer this Note to any transferee. The Holder shall notify the Company of any such assignment or transfer promptly. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)     No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)      Governing Law; Jurisdiction.

          (i)     Governing Law. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

          (ii)     Jurisdiction. The Company irrevocably submits to the jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

            The Company agrees that the service of process upon it mailed by certified or registered mail, postage prepaid and return receipt requested (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect Holder’s right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

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          (iii)     NO JURY TRIAL. THE COMPANY HEREBY KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE.

(g)     Replacement Notes. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

(h)     Notices Procedures. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the date first set forth above.

AMERI HOLDINGS, INC.

By:
	Name:	Giri Devanur
	Title:	President and Chief Executive Officer

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EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the Holder
in order to convert a Note)

The undersigned hereby elects to convert the outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of AMERI HOLDINGS, INC. (the “Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion information:
Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Signature

Name

Address

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